Exhibit 2.9

                       CYPOST KK SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 10th day of July, 2000


AMONG:

                  CyPost Corporation US
                  900 1281 West Georgia Street
                  Vancouver, BC V6E 3J7

                  (herein called the "Vendor")

                                                               OF THE FIRST PART

AND:

                  Access Media International, Inc.
                  3-6-16   Kita-Aoyama, Saatoku Bldg, 5F
                  Minato-ku, Tokyo 107-0061 Japan
                  tel: 81-3-5467-5771
                  fax: 81-3-5467-5785

                  (herein called the "Purchaser")

                                                              OF THE SECOND PART

WITNESSES THAT WHEREAS:

A. The Vendor is the registered and beneficial owner of shares in the capital of CyPost Corporation KK(JAPAN) (the "Company"), as described in Schedule "A" (the "Shares");

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares on the terms and conditions hereinafter set forth;

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), and in consideration of the sum of Ten US Dollars of lawful money of United States of America now paid by the Purchaser to the Vendor (the receipt and sufficiency of which is hereby acknowledged by the Vendor), the parties covenant and agree each with the others as follows:

1. WARRANTIES AND REPRESENTATIONS

1.1 The Vendor warrants and represents to the Purchaser with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

     (a) the Vendor is the registered and beneficial owner of the Shares and the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of the Company other than the Shares;

     (b) the Shares are validly issued and outstanding as fully paid and non-assessable in the capital of the Company and are free and clear of all liens, charges and encumbrances;

     (c) the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser;

     (d) no person, firm, corporation or entity of any kind has or will have on or after the Closing Date any agreement, right or option, consensual or arising by law, present or future, contingent, pre-emptive or absolute, or capable of becoming an agreement, right or option:

          (i) to require the Company to issue any further or other shares in its capital or any other security or interest convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

          (ii) for the issue or allotment of any of the authorized but unissued shares in the capital of the Company;

          (iii) to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company; or

          (iv) to purchase or otherwise acquire any shares in the capital of the Company.

1.2 The Purchaser warrants and represents to the Vendor with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale herein, that the Purchaser:

     (a) has the corporate capacity to enter into this Agreement and has taken the necessary steps to authorize the execution thereof.

2. PURCHASE AND SALE

2.1 On the basis of the warranties and representations of the Vendor set forth in clause 1.1 of this Agreement and subject to the terms and conditions of this Agreement, the purchaser agrees to purchase from the Vendor and the Vendor agrees to sell to the Purchaser the Shares on the Closing Date (hereinafter defined).

3. PURCHASE PRICE

3.1 The purchase price of the Shares is the sum of Two Hundred and Twenty Thousand USD($USD 220,000.00) (the "Purchase Price").

The Purchaser will pay the Vendor the Purchase Price by delivering to the Vendor's Bank

                  Bank of Montreal
                  595 Burrard Street
                  Vancouver, British Columbia
                  Canada

Recipient:        CyPost Corporation
                  Transit Number: 0004
                  Bank Number: 001
                  Account Number: 4646-822

     by a wire transfer, in the amount of the Purchase Price in US Dollars, on the Closing Date.

4. CONDITIONS

4.1 The obligation of the Purchaser to carry out the terms of this Agreement and to complete the purchase referred to in clause 2.1 hereof is subject to the following conditions:

     (a) that on the Closing Date the warranties and representations of the Vendor as set forth in clause 1.1 of this Agreement will be true in every particular as if such warranties and representations had been made by the Vendor on the Closing Date; and

     (b) that on the confirmation of the wire transfer of the funds in clause 3.1, the Vendor will deliver to the Purchaser, the following documents:

          (i) a Directors Resolution of the Company authorizing the transfer of the Shares to the Purchaser;

          (ii) all of the consents and approvals in writing necessary to the transfer the shares contemplated herein:

          (iii) all other documents and instruments as the Purchaser may reasonably require.

4.2 This is a valid and binding Agreement, whether or not the foregoing conditions are satisfied; however, the obligation of the Purchaser to complete the purchase and sale is subject to waiver or satisfaction of these conditions precedent. The conditions set forth in clause 4.1 of this Agreement are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date, but save as so waived, the completion of the purchase referred to in clause 2.1 hereof by the Purchaser will not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of the Vendor as set forth in clause 1.1 of this Agreement, and the said warranties and representations will survive the Closing Date and the payment of the Purchase Price.

4.3 If this Agreement contains subject conditions then notwithstanding anything to the contrary contained herein the Vendor will receive and retain, as outright and non-refundable consideration, the sum of $10.00 out of the deposit upon the Vendor signing this Agreement and in consideration therefor the Vendor covenants and agrees not to withdraw its acceptance of the offer constituted by this Agreement, prior to the time for removal of any subject conditions contained herein.

5. CLOSING DATE

5.1 The Closing Date is July 12, 2000 or such other date as the parties hereto may agree in writing.

6. NOTICE

6.1 Any notice required or permitted to he given under this Agreement will he validly given if in writing and delivered, sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy or sent by prepaid registered mail, addressed to the applicable party at its address indicated on the first page of this Agreement or to such other address as any party may specify by notice in writing to the other. Any notice delivered on a Business Day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third Business Day after posting, but if at the time of posting or between the time of posting and the fifth Business Day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

7. GENERAL PROVISIONS

7.1 Time is of the essence of this Agreement.

7.2 The parties will execute and deliver all such further documents and instruments and do all acts and things as may he necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

7.3 This Agreement is the whole agreement between the parties hereto in respect of the purchase and sale contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement.

7.4 This Agreement will enure to the benefit of and be binding upon the parties hereto, and their respective heirs, administrators, executors, successors and assigns.

7.5 This Agreement will be governed by and construed in accordance with the laws of British Columbia, and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of British Columbia in any proceeding hereunder at cost to the purchaser.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed under seal and delivered this 10th day of July, 2000



/s/ Carl Whitehead                        /s/ [illegible]
------------------------------           ---------------------------------------
Carl Whitehead                           Access Media International KK



 /s/ Robert Sendoh
------------------------------
Robert Sendoh



/s/ Tom Johnston
------------------------------
Tom Johnston

                                  SCHEDULE "A"


Class of Shares         No. of Shares                    Certificate No.
---------------         -------------                    ---------------

1 share certificate     1 x 10 = 10                      A001, A002, A003, A004,
                                                         A014, A014, A025,
                                                         A026, A032, A033,

5 share certificate     2 x 5 = 10                       B001, B002

10 share certificate    10 x 31 = 310                    C001, C002, C003, C004,
                                                         C005, C006, C007, C008,
                                                         C009, C010, C011, C012,
                                                         C013, C014, C015, C016,
                                                         C017, C021, C022, C023,
                                                         C024, C025, C026, C030,
                                                         C031, C032, C033, C034,
                                                         C035, C041, C042

50 share certificate    50 x 2 = 100                     D001, D002

100 share certificate   100 x 2 = 200                    E001, E002

Total                   630 (Six Hundred and Thirty)